Exhibit 23.6


                       INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of CMGI, Inc. on Form S-8 of our report dated October 18, 1999, accompanying the consolidated financial statements of Flycast Communications Corporation and subsidiary as of December 31, 1997 and 1998, and for each of the three years in the period ended December 31, 1998, included in the Current Report on Form 8-K of CMGI, Inc. dated December 17, 1999.


  /s/ Deloitte & Touche LLP
  ------------------------------

  Deloitte & Touche LLP
  San Jose, California
  March 31, 2000




            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


           As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report on yesmail.com, inc. dated February 4, 2000, included in CMGI, Inc.'s Form 8K and to all references to our Firm included in this Registration Statement.

  /s/ ARTHUR ANDERSEN LLP
  -----------------------------

  ARTHUR ANDERSEN LLP
  Chicago, Illinois
  March 30, 2000